Exhibit 21.1

CAMERON INTERNATIONAL CORPORATION -- SUBSIDIARIES & JOINT VENTURES
(Active as of December 31, 2010)

State/Country of
Incorporation or
Cameron International Corporation (Delaware) -- Ultimate Parent	Organization

Angola Oilfield Equipment Limited (Joint Venture - 51% owned by Mahinda Serviços)	Angola
Axsia Group Limited	United Kingdom
Axsia Holdings Limited	United Kingdom
Axsia Howmar Limted	United Kingdom
Axsia Limited	United Kingdom
Axsia Serck Baker (Nigeria) Ltd	Nigeria
Cam Macaé Brasil Participações Ltda.	Brazil
Cameron (Holding) Corp.	USA (Nevada)
Cameron (Malaysia) Sdn Bhd	Malaysia
Cameron (Singapore) Pte. Ltd.	Singapore
Cameron (Trinidad) Limited	Trinidad and Tobago
Cameron Al Rushaid Limited Company	Saudi Arabia
Cameron Algerie S.á.r.l.	Algeria
Cameron Angola - Prestaçao de Serviços, Limitada	Angola
Cameron APME Holding Pty Ltd	Luxembourg
Cameron Argentina S.A.I.C.	Argentina
Cameron AS	Norway
Cameron Australasia Pty. Ltd.	Australia
Cameron B.V.	Netherlands
Cameron Beijing Commercial Co., Ltd.	China
Cameron Campex Limited	Cayman Islands
Cameron Canada Corporation	Canada (Nova Scotia)
Cameron Colombia Ltda	Colombia
Cameron de Mexico S.A. de C.V.	Mexico
Cameron do Brasil Ltda.	Brazil
Cameron Egypt LLC	Egypt
Cameron Energy Services B.V.	Netherlands
Cameron Energy Services International, Inc.	USA (Ohio)
Cameron Equipment (Shanghai) Co., Ltd.	China
Cameron Euro Automation Center B.V.	Netherlands
Cameron France, S.A.S.	France
Cameron Gabon, S.A. (1 share owned by Chairman)	Gabon
Cameron GmbH	Germany
Cameron Holding (Dutch) B.V.	Netherlands
Cameron Holding (Norway) AS	Norway
Cameron Inc.	USA (Louisiana)
Cameron Industries Limited	United Kingdom
Cameron International Holding B.V.	Netherlands
Cameron International Holding Corp.	USA (Nevada)
Cameron International Malaysia Sdn Bhd (Malaysia residents own 2 shares)	Malaysia
Cameron International Malaysia Systems Sdn Bhd	Malaysia
Cameron Investment Holding LLC	Russia
Cameron Ireland Holding Company	Ireland
Cameron Ireland Limited	Ireland
Cameron Italy Holding S.r.l.	Italy
Cameron Italy S.R.L.	Italy
Cameron Japan Ltd. (Joint Venture - 40% owned by 3rd party)	Japan
Cameron Korea Limited	Korea
Cameron Limited	United Kingdom
Cameron Lux APME SARL	Luxembourg
Cameron Lux AUD SARL	Luxembourg
Cameron Lux BRL SARL	Luxembourg
Cameron Lux CAD SARL	Luxembourg
Cameron Lux EUR SARL	Luxembourg
Cameron Lux GBP SARL	Luxembourg
Cameron Lux I SARL	Luxembourg
Cameron Lux II SARL	Luxembourg
Cameron Lux III SARL	Luxembourg
Cameron Lux IV SARL	Luxembourg
Cameron Lux MXN SARL	Luxembourg
Cameron Lux MYR SARL	Luxembourg
Cameron Lux NOK SARL	Luxembourg
Cameron Lux USD SARL	Luxembourg
Cameron Lux V SARL	Luxembourg
Cameron Manufacturing (India) Private Limited	India
Cameron Middle East FZE	United Arab Emirites
Cameron Middle East Ltd.	Cayman Islands
Cameron Netherlands B.V.	Netherlands
Cameron Norge AS	Norway
Cameron Offshore Engineering Limited	United Kingdom
Cameron Offshore Systems Nigeria Limited	Nigeria
Cameron Pensions Trustee Limited	United Kingdom
Cameron Petroleum Equipment Group, Inc.	USA (Delaware)
Cameron Products Limited	United Kingdom
Cameron Products Ltd.	Cayman Islands
Caméron România S.R.L.	Romania
Cameron Russia Ltd.	Cayman Islands

State/Country of
Incorporation or
Cameron International Corporation (Delaware) -- Ultimate Parent	Organization

Cameron Services Middle East LLC (Joint Venture - 51% owned by 3rd party)	Oman
Cameron Services Russia Ltd.	Cayman Islands
Cameron Solutions Inc.	USA (Delaware)
Cameron Systems (Ireland) Limited	Ireland
Cameron Systems de Venezuela, S.A.	Venezuela
Cameron Systems Limited	United Kingdom
Cameron Systems S.R.L.	Italy
Cameron Systems Shanghai Co., Ltd.	China
Cameron Technologies UK Limited	United Kingdom
Cameron Technologies US, Inc.	USA (Delaware)
Cameron Technologies, Inc.	USA (Delaware)
Cameron Valves - Trading and Industrial Services, Sociedad Unipessoal LDA	Portugal
Cameron Valves & Measurement West Africa Limited	Nigeria
Cameron Venezolana, S.A.	Venezuela
Cameron Wellhead Services, LLC	USA (Nevada)
Cameron/Curtiss-Wright EMD LLC	USA (Delaware)
Canada Tiefbohrgeräte und Maschinenfabrik GmbH	Austria
Compression Services Company	USA (Ohio)
Connor Sales Company, Inc.	USA (North Dakota)
Cooper Cameron (U.K.) Investments Limited	United Kingdom
Cooper Cameron Corporation Nigeria Limited	Nigeria
Cooper Cameron Corporation Sdn Bhd	Malaysia
Cooper Cameron Foreign Sales Company Ltd.	Barbados
Cooper Cameron Holding (U.K.) Limited	United Kingdom
Cooper Cameron Libya Limited	Malta
Cooper Cameron Valves Australia Pty. Ltd.	Australia
Cooper Cameron Valves Singapore Pte. Ltd.	Singapore
Cooper Valves LP	USA (Texas)
D.E.S. Operations Limited	Scotland
DES Operations, Inc.	USA (Texas)
Flow Control-Tati Production Sdn. Bhd.	Malaysia
Fluid Processing (L) Bhd	Labuan
Fluid Processing Sdn Bhd (Joint Venture - 80% owned by 3rd party)	Malaysia
Geographe Energy Pty Ltd	Australia
Geographe Energy Singapore Pte Ltd	Singapore
International Valves Limited	United Kingdom
Jiskoot Holdings Limited	United Kingdom
Jiskoot Limited	United Kingdom
KCC Group Limited	United Kingdom
KCC Process Equipment Limited	United Kingdom
KCC Resources (Jersey) Limited	Jersey
Linco-Electromatic, Inc.	USA (Texas)
NATCO Al Rushaid Middle East Ltd. (Joint Venture - 50% owned by 3rd party)	Saudi Arabia
NATCO Canada Ltd.	Canada (Alberta)
NATCO do Brasil Industria, Comercio e Servicos de Petróleo e Gás Ltda.	Brazil
NATCO Group de Venezuela, S.A.	Venezuela
NATCO Group Inc.	USA (Delaware)
NATCO Holdings LLC	USA (Delaware)
NATCO Luxembourg S.á.r.l.	Luxembourg
NATCO Norway AS	Norway
NATCO Process Systems Pte Ltd.	Singapore
Newco Valves, LLC (Joint Venture - 15.75% owned by 3rd party)	USA (Texas)
Newmans (Dalian) Forged Steel Co. Ltd.	China
Newmans (Yancheng) Ball Valves Ltd.	China
Newmans (Yancheng) Cast Steel Ltd.	China
Newmans (Yancheng) Valve Manufacturing Ltd.	China
Newmans Australia Pty	Australia
Newmans International Ltd.	China (Hong Kong)
Newmans Shanghai Trading Ltd.	China
Newmans SRL	Italy
Newmans Valves Limited	Canada
NTC Technical Services Sdn. Bhd.	Malaysia
NTC Technical Services, Inc.	USA (Delaware)
NTG Group de Mexico, S. de R.L. de C.V.	Mexico
NuFlo Finance and Royalty Company	USA (Delaware)
On/Off Manufatura e Comércio de Vávulas Ltda.	Brazil
Petreco International (Middle East) Limited	United Kingdom
Petreco International Inc.	USA (Delaware)
Petreco-KCC Holding, Inc.	USA (Delaware)
Petreco-KCC Limited	United Kingdom
Precision Actuation Systems LLC	USA (New Jersey)
Process Analytical Applications, Inc.	USA (Texas)
PT Cameron Systems (Joint Venture - 8% owned by 3rd party)	Indonesia
PT Geographe Energy Indonesia	Indonesia
Richard Mozley Limited	United Kingdom
Riyan Cameron (B) Sendirian Berhad	Brunei
RJB Engineering (UK) Limited	United Kingdom
SBS Immobilienentwicklung und -verwertungs GmbH	Austria
SBS Oilfield Equipment GmbH	Austria
Scomi NTC Sdn. Bhd. (Joint Venture - 70% owned by 3rd party)	Malaysia
Sequel Holding, Inc.	USA (Delaware)
ShanDong Cameron Petroleum Equipment, Ltd.	China
TEST Angola - Tecnologia e Serviços Petrolíferos, Lda. (Joint Venture - 51% owned by 3rd party)	Angola
TEST International	Cayman Islands
TEST Saudi Arabia Ltd. (Joint Venture - 50% owned by 3rd party)	Saudi Arabia
TPS (Technical Petroleum Services) Nigeria Limited	Nigeria